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                                Exhibit 21.1
                           ACTIVE VOICE CORPORATION
                          Subsidiaries of Registrant


                                                  Name Under Which Subsidiary is
 Name of Subsidiary              Jurisdiction              Doing Business


Active Voice
International Corp.             St. Thomas, USVI                 N/A
Active Voice Canada, Ltd.       Ontario, Canada                  N/A
Pronexus, Inc.                  Ontario, Canada                  N/A